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                                                                  CONFORMED

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                                AMENDMENT NO. 1
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

                                  DATED AS OF

                                 APRIL 12, 1995

                                  BY AND AMONG

                             FRITZ COMPANIES, INC.,

                               FRITZ AIR FREIGHT

                                      AND

                             INTERTRANS CORPORATION

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                                AMENDMENT NO. 1
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is entered into as of the 12th day of April, 1995, by and among FRITZ COMPANIES, INC., a Delaware corporation ("Fritz"), FRITZ AIR FREIGHT, a California corporation and a wholly owned subsidiary of Fritz ("Merger Sub"), and INTERTRANS CORPORATION, a Texas corporation ("Intertrans").

                                    RECITALS

     A. Fritz, Merger Sub and Intertrans have each previously entered into that certain Agreement and Plan of Reorganization, dated as of February 14, 1995 (the "Merger Agreement"), which, among other things, provides for the merger of Merger Sub with and into Intertrans.

     B. The Boards of Directors of Fritz, Merger Sub and Intertrans now desire to make certain modifications and amendments to the Merger Agreement, which modifications and amendments are set forth in this Amendment.

     C. Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings given to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

     1. AMENDMENTS.

     (a) Section 1.02(b)(v) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

        (v) if the Average Fritz Trading Price is greater than $55.00, the Exchange Ratio shall equal 0.365.

     (b) Section 1.02(c) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

        (c) In the event that Intertrans shall elect to terminate this Agreement in the circumstances contemplated by clause (iv) of subsection (b) above, then Intertrans shall give notice of termination (the "Termination Notice") to Fritz prior to 12:00 midnight (San Francisco time) on the Determination Date. Such termination shall become effective automatically, without the action of either party, at 12:00 midnight (San Francisco time) on the trading day immediately preceding the date of the first of the shareholder meetings contemplated by Sections 5.02 and 6.02(b) unless, prior to such time, Fritz shall deliver notice to Intertrans to the effect that it has elected to increase the Exchange Ratio in the manner contemplated by such clause (iv) above.

     (c) The introduction to Section 9.01 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

        SECTION 9.01 TERMINATION. In addition to the termination right provided for in Section 1.02(b)(iv) hereof, this Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of Intertrans or Fritz:

     2. DEFINED TERMS. All references in the Merger Agreement and this Amendment to the "Merger" shall be deemed to be references to the terms of the Merger as amended by this Amendment and all references in the Merger Agreement to the "Agreement" shall be deemed to be references to the Merger Agreement as amended by this Amendment. Except as expressly contemplated by this Amendment, the Merger Agreement shall not be deemed amended or modified in any manner and shall continue in full force and effect.

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     3. REPRESENTATIONS AND WARRANTIES OF INTERTRANS.  Intertrans represents and warrants to Fritz as set forth below:

     (a) CORPORATE AUTHORIZATION. The execution, delivery and performance by Intertrans of this Amendment and the consummation by Intertrans of the transactions contemplated hereby are within Intertrans' corporate powers and have been duly authorized by all necessary corporate action, except for approval by Intertrans' shareholders in connection with the consummation of the Merger. This Amendment constitutes the valid and binding agreement of Intertrans, enforceable against Intertrans in accordance with its terms.

     (b) OPINION OF FINANCIAL ADVISOR. Intertrans has received the opinion of the Intertrans Financial Advisor to the effect that, as of the date of this Amendment, the Exchange Ratio, as amended by this Amendment, is fair, from a financial point of view, to the holders of Intertrans Common Stock.

     4. REPRESENTATIONS AND WARRANTIES OF FRITZ. Fritz represents and warrants to Intertrans as set forth below:

     (a) CORPORATE AUTHORIZATION. The execution, delivery and performance by Fritz of this Amendment and the consummation by Fritz of the transactions contemplated hereby are within Fritz's corporate powers and have been duly authorized by all necessary corporate action, except for approval by Fritz's stockholders in connection with the consummation of the Merger. This Amendment constitutes the valid and binding agreement of Fritz, enforceable against Fritz in accordance with its terms.

     (b) OPINION OF FINANCIAL ADVISOR. Fritz has received the opinion of the Fritz Financial Advisor to the effect that, as of the date of this Amendment, the Exchange Ratio, as amended by this Amendment, is fair, from a financial point of view, to Fritz.

     5. SURVIVAL. All representations, warranties, agreements and covenants in this Amendment shall be deemed to be conditions to the Merger and shall not survive the consummation of the Merger or the termination of the Merger Agreement.

     6. GOVERNING LAWS. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                            FRITZ COMPANIES, INC.

                                            By        /S/ LYNN C. FRITZ
                                             -----------------------------------
                                               Name: Lynn C. Fritz
                                               Title: President

                                            FRITZ AIR FREIGHT

                                            By        /S/ LYNN C. FRITZ
                                             -----------------------------------
                                               Name: Lynn C. Fritz
                                               Title: President

                                            INTERTRANS CORPORATION

                                            By        /S/ SAM N. WILSON
                                             -----------------------------------
                                               Name: Sam N. Wilson
                                               Title: Chief Executive Officer

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